UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2012

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 6188-6818, ext 6856
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 15, 2012, the Board of Directors of China BAK Battery, Inc. (the “Company”) appointed Ms. Martha Agee (“Ms. Agee”) as a director of the Company to fill the vacancies created by the resignation of Mr. Jonathan Christopher Paugh on October 3, 2012. Ms. Agee was appointed by the board to each of the Audit, Compensation and Nominating and Corporate Governance Committees and will act as the Chair of the Nominating and Corporate Governance Committee. In addition, the board determined that Ms. Agee is an “independent director” as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.

Since 1997, Ms. Agee has been a senior lecturer of business law at Hankamer School of Business of Baylor University where she teaches courses in the Legal Environment of Business, International Business Law, and Healthcare Law & Ethics for graduate and undergraduate students. Prior to that, Ms. Agee practiced law at Law Office of Derrel Luce from 1994 to 1996. Ms. Agee obtained her bachelor’s degree in Accounting in 1976 and Juris Doctorate degree in 1988 from Baylor University.

Ms. Agee will receive an annual fee of $61,000 as compensation for the services to be provided by her as an independent director. There are no arrangements or understandings between Ms. Agee and any other persons pursuant to which she was selected as a director and there are no transactions between the Company and Ms. Agee that would require disclosure under Item 404(a) of Regulation S-K.

On November 21, 2012, the Company issued a press release announcing the appointment of Ms. Agee. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated November 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: November 21, 2012	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated November 21, 2012